Exhibit 10.3

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT dated as of September 23, 2018 (this “Amendment”) is entered into among Comcast Corporation, a Pennsylvania corporation (“Borrower”), the Lenders party hereto, and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Sky Term Loan Credit Agreement (as defined below).

RECITALS

WHEREAS, Borrower, the Lenders, the Administrative Agent, and the other persons party thereto entered into that certain Term Loan Credit Agreement dated as of April 25, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No. 1 Effective Date, the “Existing Sky Term Loan Credit Agreement”; the Existing Sky Term Loan Credit Agreement, as amended pursuant to this Amendment, the “Sky Term Loan Credit Agreement”); and

WHEREAS, Borrower has requested that the Lenders and Administrative Agent amend the Existing Sky Term Loan Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Amendment. Each of the parties hereto agrees that, effective on the Amendment No. 1 Effective Date (as defined below), the Existing Sky Term Loan Credit Agreement (including the exhibits and schedules thereto) shall be amended as follows:

(a)       To delete Exhibit G thereto, the “Form of Target Acquisition Certificate”.

(b)       In Section 1.01, to delete the defined term “Target Acquisition Certificate”.

(c)       In Section 1.01, by amending and restating the last two rows of the table contained in the definition of “Requisite Time” as follows:

Payments by Lenders or Borrower to Administrative Agent of Eurodollar Rate Loans denominated in Sterling	9:00 a.m.	On the date payment is due
Payments by Lenders or Borrower to Administrative Agent of Eurodollar Rate Loans denominated in Dollars	1:00 p.m.	On the date payment is due
Payments by Lenders to Administrative Agent of Base Rate Loans	2.00 p.m.	On the date payment is due

(d)       In Section 1.01, by amending and restating clause (e) of the definition of “Transactions” as follows: “the acquisition of Target shares, including, but not limited to, the consummation of the Target Acquisition (and including any acquisition of Target shares on or after the Initial Closing Date) and”.

(e)       In Section 2.01(c), by deleting the words “three occasions” and replacing such words with “ten occasions”.

(f)       In Section 4.02, by deleting the current clause (b) and replacing it with “[Reserved].”

(g)       By amending and restating Section 5.06 as follows:

Use of Proceeds. Borrower will use the proceeds of the Loans solely to finance the acquisition of Target shares and to make other payments in connection with the Transactions, which, for the avoidance of doubt, may include, but shall not be limited to, in each case, (i) a Borrowing of Loans on or after the Initial Closing Date but prior to the consummation of any acquisition of Target shares and (ii) the acquisition of Target shares by or on behalf of a direct or indirect Subsidiary, whether prior to or in the absence of the full consummation of the intended Target Acquisition (including to refinance an initial use of funds to acquire such Target shares). No part of the proceeds of any Extensions of Credit hereunder will be used for “purchasing” or “carrying” “margin stock” as so defined in a manner which violates, or which would be inconsistent with, the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

(h)       By amending and restating Exhibit B (Form of Request for Extension of Credit) as set forth on Exhibit A hereto.

2.       Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent (the date such conditions precedent are satisfied, the “Amendment No. 1 Effective Date”):

(a)       Receipt by Administrative Agent of each of the following, each of which shall be originals, facsimiles or pdf copies unless otherwise specified:

(i)	Executed counterparts of this Amendment, executed and delivered by Borrower, Administrative Agent and the Required Lenders and acknowledged by each Guarantor (provided that the requirements of this clause (i) may be satisfied by customary written evidence reasonably satisfactory to Administrative Agent (which may include electronic transmission of a signed signature page) that such party has signed a counterpart to this Amendment); and

(ii)	A certificate signed by a Responsible Officer of Borrower certifying that (A) the representations and warranties made by Borrower in the Sky Term Loan Credit Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, shall be correct in all material respects on and as of the Amendment No. 1 Effective Date, (B) no Default or Event of Default shall have occurred and be continuing and (C) that there has been no event or circumstance since the date of the Reference Statements which has a Material Adverse Effect.

Without limiting the generality of the provisions of Section 10.01 of the Sky Term Loan Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed or otherwise become a Lender under this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 1 Effective Date specifying its objection thereto. Administrative Agent (or its counsel) shall promptly notify the Lenders and Borrower in writing of the occurrence of the Amendment No. 1 Effective Date, which shall be conclusive evidence of the occurrence thereof (it being understood that any failure to so notify shall not preclude the occurrence of the Amendment No. 1 Effective Date if all conditions to the occurrence thereof have been met). Notwithstanding anything to the contrary in this Amendment, this Section 2 and the conditions set out in this Section 2 shall cease to apply and be of no further effect on and from the Amendment No. 1 Effective Date.

3.	Miscellaneous.

(a)       The Existing Sky Term Loan Credit Agreement (as amended hereby), and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment or modification of any other provisions of the Existing Sky Term Loan Credit Agreement or any other Loan Document or any right, power or remedy of the Lenders, nor constitute a waiver of any provision of the Existing Sky Term Loan Credit Agreement, any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder.

(b)       Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Sky Term Loan Credit Agreement or the Loan Documents.

(c)	Each Loan Party hereby represents and warrants as follows:

(i)       Each Loan Party has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of this Amendment.

(ii)       This Amendment has been duly executed and delivered by each of the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)       No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority is required in connection with the execution, delivery or performance by any Loan Party of this Amendment other than those that have already been obtained and are in full force and effect or the failure of which to have obtained would not reasonably be expected to have a Material Adverse Effect.

(d)       This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e)       THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(f)       This Amendment shall constitute a “Loan Document” for all purposes of the Sky Term Loan Credit Agreement and the other Loan Documents.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMCAST CORPORATION

By:	/s/ William E. Dordelman
Name: William E. Dordelman Title: Senior Vice President and Treasurer

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

BANK OF AMERICA, N.A., as a Lender and as an Administrative Agent

By:	/s/ Brandon Bolio
Name: Brandon Bolio Title: Director

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nicholas Grocholski
Name: Nicholas Grocholski Title: Director

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ William O’Daly
Name: William O’Daly Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

MUFG BANK, LTD., as a Lender

By:	/s/ Matthew Hillman
Name: Matthew Hillman Title: Vice President

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

ACKNOWLEDGED AND CONSENTED TO:

Comcast Cable Communications, LLC

By:	/s/ William E. Dordelman
Name: William E. Dordelman Title: Senior Vice President and Treasurer

NBCUniversal Media, LLC

By:	/s/ William E. Dordelman
Name: William E. Dordelman Title: Senior Vice President and Treasurer

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

EXHIBIT A to Amendment No. 1

EXHIBIT B

[FORM OF]

REQUEST FOR EXTENSION OF CREDIT

Date: ______________, 20__

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) dated as of April 25, 2018, among Comcast Corporation, a Pennsylvania corporation (“Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the other agents party thereto.

The undersigned Responsible Officer hereby requests (select one):

[__] A Borrowing of Loans
[__] A Conversion or Continuation of Loans

1. On ___________________________ (a Business Day).

2. Denominated in the following currency:[1]

In the amount of [£] [$]___________________________.

Comprised of ____________________________________.[type of Loan requested]2

3.       [[£] [$]]3 of which Loans shall be [3-Year Sterling Tranche Term Loans][3-Year Dollar Tranche Term Loans] and [[£] [$]]4 of which Loans shall be [5-Year Sterling Tranche Term Loans][5-Year Dollar Tranche Term Loans]5

4.       For Eurodollar Rate Loans: with an Interest Period of ___ months6 (or ___ days, if for an Interest Period of less than one month).

[The foregoing request complies with the requirements of Section 2 of the Credit Agreement. The undersigned hereby certifies that the following statements will be true on the date of the requested Extension of Credit:

__________________

1 Must be Sterling or Dollars.

2 Loans denominated in Sterling must be maintained as Eurodollar Rate Loans.

3 Insert amount.

4 Insert amount.

5 Delete as applicable.

6 One, two, three, six, or if agreed to by each Lender, twelve months.

(a)       No Major Event of Default has occurred and is continuing or would result from the proposed Extension of Credit to be made on such date.

(b)       The proceeds of the Extension of Credit will be used in compliance with the provisions of Section 5.06 (Use of Proceeds) of the Credit Agreement.]7

[The foregoing request complies with the requirements of Section 2 of the Credit Agreement. The undersigned hereby certifies that the following statements are true:

(a)       No Default or Event of Default exists as of the date hereof, or would result from such Extension of Credit or the use thereof.

(b)       The representations and warranties of Borrower contained in Section 5 (other than Sections 5.04(b) and 5.05) of the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent any such representation and warranty specifically relates to any earlier date, in which case such representation and warranty is true and correct in all material respects on and as of such earlier date.

(c)       The proceeds of the Extension of Credit will be used in compliance with the provisions of Section 5.06 (Use of Proceeds) of the Credit Agreement.]8

_______________________

7 Include only in the case of a Request for Extension of Credit pursuant to the Offer (and related Transaction Costs).

8 Include only in the case of a Request for Extension of Credit not pursuant to the Offer (and related Transaction Costs).